Exhibit 10.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of [                    ], 2016, is made by and between Red Lion Hotels Corporation, a Washington corporation (the “Company”), and Thirty-Eight Street, Inc. (“TESI”), Bernard T. Moyle (“Moyle”), Roger Bloss (“Bloss”) [and the other signatories hereto (the “Minority Holders”)]. TESI, Moyle, Bloss [and the Minority Holders] are collectively referred to as the “Vantage Holders”.

WHEREAS, Red Lion Hotels Franchising, Inc., a Washington corporation and wholly-owned subsidiary of the Company (“RLHF”) and Red Lion Hotels Canada Franchising, Inc., a Washington corporation and wholly-owned subsidiary of RLHF (“RLHFC” and together with RLHF, the “Buyers”), have entered into that certain Asset Purchase Agreement with Thirty-Eight Street, Inc., a Florida corporation, Vantage Hospitality Group, Inc., a Florida corporation, and the other signatories thereto, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Buyers shall have acquired the Acquired Assets;

WHEREAS, pursuant to the terms of the Purchase Agreement, the Vantage Holders will be issued and shall receive RL Shares (as defined below); and

WHEREAS, on the terms and conditions set forth in the Purchase Agreement, the Holders (as defined below) desire and agree to be bound by the restrictions on transfer, and to vote all RL Shares issued to them pursuant to the terms of the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below or elsewhere in this Agreement as referred to below:

“Common Stock” shall mean common stock, par value $0.01 per share, of the Company.

“Holder” or “Holders” means one or all of the Vantage Holders, as applicable, for so long as he, she or it owns any RL Shares, and such Holder’s permitted successors, assigns and direct and indirect transferees who are Related Parties and who become beneficial owners of RL Shares.

“Related Party” means an immediate family member (as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended) or an Affiliate of a Holder.

“RL Shares” shall mean (i) the shares of Common Stock issued to the Vantage Holders as a result of the payment of a portion of the Consideration and Additional Consideration in the form of shares of Common Stock, (ii) shares of Common Stock issued to the Vantage Holders as a result of the First Year Earn-Out, (iii) shares of

Common Stock issued to the Vantage Holders as a result of the Second Year Earn-Out, and (iv) any other shares of Common Stock or other capital stock of the Company issued to the Seller pursuant to the Purchase Agreement.

“Transfer” means to (i) sell, transfer, assign, or otherwise dispose of, or (ii) enter into any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of.

2. Agreement to Vote Shares; Irrevocable Proxy. Each Holder hereby appoints Gregory T. Mount, or in the event that Gregory T. Mount is not the Chief Executive Officer of the Company, such person as the Board of Directors of the Company may appoint after the date of this Agreement (the “Proxy Holder”) its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the RL Shares. Each Holder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and limited power of attorney. The proxy and limited power of attorney granted hereunder by such Holder shall be irrevocable during the term of this Agreement or as otherwise provided in Section 3 below, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by Holder with respect to the matters contemplated hereunder. The power of attorney granted by each Holder herein is a limited durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Holder. All parties hereto acknowledge and agree that the Proxy Holder shall, and each Holder hereby irrevocably consents to, vote all RL Shares owned by such Holder in favor of matters recommended or approved by the Board of Directors of the Company, or, if such matters are neither recommended nor approved by the Board of Directors of the Company, then at the direction of the Board of Directors of the Company, in respect of all matters for which shareholder approval is sought or required. In the event that the proxy is determined to be not valid, each Holder agrees to vote such RL Shares directly in such manner.

3. Duration of Irrevocable Proxy. With respect to Bloss and Moyle, this Agreement shall be effective for and the proxy and limited power of attorney granted hereunder shall terminate upon the earlier of twenty-four (24) months (the “BM Voting Period”) or termination of this Agreement pursuant to Section 10(f) below. [With respect to TESI and the Minority Holders, this Agreement shall be effective for and the proxy and limited power of attorney granted hereunder shall terminate upon the earlier of twelve (12) months or termination of this Agreement pursuant to Section 10(f) below.]

4. No Voting Trusts or Other Arrangements. Each Holder agrees that it shall not, and shall not permit any entity under its control to, grant any proxies with respect to the RL Shares or subject any of the RL Shares to any arrangement with respect to the voting of the RL Shares other than pursuant to this Agreement.

5. Transfer and Encumbrance.

(a) Each Holder represents and warrants as of the date of this Agreement (i) that Holder has full power and authority to enter into, execute and deliver this Agreement and to perform fully the Holder’s obligations hereunder, and (ii) this Agreement constitutes the legal, valid and binding obligation of the Holder in accordance with its terms. Each Holder covenants that the representations and warranties shall be true and correct as of the date of the issuance of each RL Share, if additional shares are ever issued.

(b) Each Holder covenants that (i) Holder shall not grant any Liens on the RL Shares, other than those that may be created by the Purchase Agreement or the Lock-Up Agreement, (ii) Holder shall not grant any options, warrants or other rights, agreements, arrangements or commitments of any character relating to the pledge, disposition or voting of the RL Shares, and (iii) Holder shall not enter into any voting trusts or voting agreements with respect to the RL Shares, other than this Agreement or the Purchase Agreement.

(c) In the event a Holder desires to Transfer any RL Shares to one or more Related Parties of such Holder, the Holder may Transfer such RL Shares only if, as precondition to such Transfer, the Related Party agrees in writing, reasonably satisfactory in form and substance to the Company and Proxy Holder, to be bound by this Agreement.

6. No Obligation of Company. Nothing in this Agreement constitutes an obligation of the Company to issue any RL Shares, and the Holder acknowledges and agrees that the determination of issuance of any RL Shares shall be made in accordance with the Purchase Agreement or other agreement with the Company.

7. Specific Performance. Each party hereto acknowledges that (i) it will be difficult to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement and (ii) in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

8. Entire Agreement. The Purchase Agreement, this Agreement, and the other Transaction Documents supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Notices. All notices and other communications pursuant to this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) on the date sent by facsimile or e-mail of a PDF document (with written confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, provided that a copy is mailed by registered mail, return receipt requested; or (c) one Business Day after its delivery, if sent by a nationally recognized overnight delivery service (receipt requested), in each case as set forth below (or to such other addresses and e-mail addresses as a party may designate by notice to the other party):

(i) in the case of the Company, to

Red Lion Hotels Corporation

201 West North River Drive, Suite 100

Spokane, WA 99201

Facsimile: 509.325.7324

E-mail: tom.mckeirnan@redlion.com

Attention: Tom McKeirnan, General Counsel

with a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

Facsimile: 215.689.1982

E-mail: rlcohen@duanemorris.com

Attention: Richard L. Cohen, Esq.

(ii) in the case of a Holder, to the address provided by such Holder on his or her signature page hereto or otherwise provided to the Company in writing.

10. Miscellaneous.

(a) In addition to other legends that are required, either by agreement or by federal or state securities laws, each certificate representing any of the Shares may be marked by the Company with a legend substantially in the following form:

“THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE, GRANT OF ANY OPTION, WARRANT OR OTHER RIGHT TO PURCHASE, OR OTHER DISPOSITION (COLLECTIVELY, “TRANSFER”) OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AND A GRANT OF PROXY PURSUANT TO THAT CERTAIN VOTING AGREEMENT BY AND BETWEEN RED LION HOTELS CORPORATION AND THE HOLDER NAMED THEREIN, DATED AS OF [                    ], 2016 (THE “VOTING AGREEMENT”), COPIES OF EACH OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF RED LION HOTELS CORPORATION. NO TRANSFER OF THE SHARES MAY BE MADE UNLESS SPECIFIC CONDITIONS OF THE VOTING AGREEMENT ARE SATISFIED.”

(b) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America, in each case sitting in New Castle County, Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. In the event that a Delaware court determines that Delaware does not have jurisdiction over this Agreement then this Agreement will be governed by the laws of the State of Washington and venue shall be in Spokane County in the State of Washington.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY.

(d) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(e) This Agreement may be executed in one or more counterparts (including by facsimile, email or other electronic delivery), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f) This Agreement shall terminate automatically upon the earlier of: (i) the BM Voting Period; (ii) the Transfer of all RL Shares held by the Holders to persons or entities who are not Related Parties of the Holders in compliance with the Purchase Agreement, the Lock-Up Agreement and any other agreement between the Company and the Holder governing the subject matter herein; (iii) (A) a merger or consolidation to which the Company is a party (other than one in which the shareholders of the Company prior to the event own a majority of the voting power of the surviving or resulting corporation), (B) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company, (C) a sale or transfer by the Company’s shareholders of voting control, in a single transaction or a series of transactions, or (D) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or (iv) a failure by the Buyers to pay any material amount due to the Sellers under the terms of the Purchase Agreement after being given a reasonable opportunity to cure such failure.

(g) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(h) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment contrary to the provisions of this Section 10(h) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement as of the date first written above.

RED LION HOTELS CORPORATION

By:
Name:
Title:

VANTAGE HOLDERS:

THIRTY-EIGHT STREET, INC.

By:

Name:
Title:

Address:

Bernard T. Moyle

Address:

Roger Bloss

Address:

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Signature Page to Voting Agreement